Exhibit 23.1

                               GEORGE STEWART, CPA
                              316 17th AVENUE SOUTH
                            SEATTLE, WASHINGTON 98144
                        (206) 328-8554 FAX(206) 328-0383


To Whom It May Concern:

The  firm  of  George  Stewart,  Certified  Public  Accountant  consents  to the inclusion of our report on the financial statements of Eco Building International Inc. as of May 31, 2009, in any filings that are necessary now or in the near future with the U. S. Securities and Exchange Commission.

Very Truly Yours,


/s/ George Stewart
------------------------------
George Stewart, CPA

November 2, 2009